Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER 2016 RESULTS

HOUSTON, July 26, 2016 – Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the second quarter of 2016, including a net loss attributable to common stockholders of $692 million, or $1.36 per share (diluted). The net loss includes certain items typically excluded by the investment community in published estimates, which in the aggregate decreased net income by $388 million or $0.76 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the second quarter of 2016 was $1.229 billion. Discretionary cash flow from operations totaled $669 million.(2)

HIGHLIGHTS

•	Achieved record production levels at three operated Gulf of Mexico facilities and in the U.S. onshore Delaware and DJ basins

•	Encountered more than 1,040 net feet of oil pay at the Shenandoah-5 appraisal well and increased working interest in this operated deepwater discovery

•	Closed $2.5 billion of monetizations year to date

•	Retired $3 billion of near-term maturities with proceeds from debt issued during the first quarter

“Our portfolio continues to perform exceptionally well, and we’ve continued to significantly reduce our cost structure throughout the year,” said Al Walker, Anadarko Chairman, President and CEO. “As a result of the record sales volumes from our Lucius and Caesar/Tonga fields in the Gulf of Mexico, as well as the improving well performance in the Delaware and DJ basins, we are increasing the midpoint of our full-year divestiture-adjusted(3) sales-volume guidance by 2 million BOE (barrels of oil equivalent). Additionally, we’ve been very successful monetizing assets through the first six months of this year and have increased the high end of our target range to $3.5 billion in total proceeds expected by year end. As stated previously, we intend to use sales proceeds to retire debt, including the remaining $750 million of 2017 maturities. In addition, should the commodity-price outlook continue to improve, we will evaluate redeploying some of the additional cash generated via operations and asset sales toward our highest-quality U.S. onshore opportunities.”

OPERATIONS SUMMARY
Anadarko’s second-quarter sales volumes of natural gas, oil and natural gas liquids (NGLs) totaled 72 million BOE, or an average of 792,000 BOE per day.
In the Delaware Basin of West Texas, Anadarko averaged record net sales volumes of 41,000 BOE per day, and exited the quarter at approximately 45,000 BOE per day. The company has continued its delineation program, running six rigs to further its understanding of both the vertical and areal potential across its 600,000-gross-acre position in the heart of the play. In the DJ Basin of northeast Colorado, Anadarko continued to optimize the performance of its base production during the second quarter, achieving record net sales volumes of approximately 243,000 BOE per day.
In the Gulf of Mexico, the company achieved several production records. The Lucius platform achieved a 24-hour gross production record and averaged sales volumes above the facility’s 80,000 barrels of oil per day (BOPD) nameplate capacity. In addition, the company’s Constitution spar recently achieved a production record of 65,000 BOPD, and its K2 complex also achieved an eight-year-high production rate of 28,000 BOPD. During the quarter, Anadarko continued to advance its understanding of the Shenandoah discovery, as it encountered more than 1,040 net feet of oil pay in the Shenandoah-5 appraisal well, expanding the eastern extent of the field. Additionally, the company increased its working interest in Shenandoah to 33 percent and added several new exploration opportunities to the portfolio by participating in a preferential-right process.
Internationally, the TEN field offshore Ghana is 97-percent complete with installation, hook-up and commissioning on schedule and first oil expected in the third quarter of 2016. At the adjacent Jubilee field, following maintenance on the floating production, storage and offloading vessel (FPSO) and implementation of new production and offtake procedures, production has ramped back up and is expected to average approximately 85,000 BOPD during the second half of the year. The partnership determined a long-term solution to convert the FPSO to a permanently moored facility, with the work program expected to be completed in the first half of 2017. Until the work program is complete, shuttle tankers will continue to be utilized to deliver offtake. Offshore Côte d’Ivoire, Anadarko continued its successful appraisal program with the drilling of the Paon-3AR horizontal sidetrack, which will be followed by a drillstem and interference testing program in the third quarter. In advancing the Mozambique LNG project, Anadarko achieved a significant milestone by submitting the Resettlement Plan for government review.

OPERATIONS REPORT
For details on Anadarko’s operations and exploration program, including detailed tables illustrating divestiture-adjusted(3) information, please refer to the comprehensive report on second-quarter 2016 activity. The report is available at www.anadarko.com.

FINANCIAL SUMMARY
Anadarko ended the second quarter with approximately $1.4 billion of cash on hand. Year to date, Anadarko has generated approximately $2.5 billion in monetizations, including proceeds received during the second quarter from the secondary offering of Western Gas Equity Partners (NYSE: WGP) common units and divestitures of the company’s Wamsutter and non-core Permian assets.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Wednesday, July 27, 2016, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2016. The dial-in number is 877.883.0383 in the United States or 412.902.6506 internationally. The confirmation number is 0728576. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.
(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.
(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2015, the company had approximately 2.06 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance, identify and complete additional monetization transactions, reduce its debt, timely complete and commercially operate the projects and drilling prospects identified in this news release, and successfully plan, secure necessary government approvals, enter into long-term sales contracts, finance, build and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Brian Kuck, brian.kuck@anadarko.com, 832.636.7135
Shandell Szabo, shandell.szabo@anadarko.com, 832.636.3977
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP) and free cash flow (non-GAAP), and total debt (GAAP) to net debt (non-GAAP), each as required under Regulation G of the Securities Exchange Act of 1934. The Company also provides non-GAAP definitions and reconciliations on its website located at www.anadarko.com/investor-kit. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended June 30, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders		$(692)	$(1.36)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(371)	(234)	(0.46)
Gains (losses) on divestitures, net	(104)	(66)	(0.13)
Impairments	(18)	(11)	(0.02)
Restructuring charges	(48)	(30)	(0.06)
Loss on early extinguishment of debt	(124)	(78)	(0.15)
Third-party well and platform decommissioning obligation	56	35	0.07
Change in uncertain tax positions (FIN 48)	—	(4)	(0.01)
Certain items affecting comparability	$(609)	(388)	(0.76)
Adjusted net income (loss)		$(304)	$(0.60)

*	Includes $(213) million related to interest-rate derivatives, $(154) million related to commodity derivatives, and $(4) million related to gathering, processing, and marketing sales.

	Quarter Ended June 30, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders		$61	$0.12
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$229	145	0.28
Gains (losses) on divestitures, net	(91)	(77)	(0.15)
Impairments	(30)	(20)	(0.04)
Change in uncertain tax positions (FIN 48)	—	9	0.02
Certain items affecting comparability	$108	57	0.11
Adjusted net income (loss)		$4	$0.01

*	Includes $312 million related to interest-rate derivatives and $(83) million related to commodity derivatives.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that discretionary cash flow from operations and free cash flow are useful to management and investors as a measure of a company's ability to internally fund its capital expenditures and to service or incur additional debt. These measures eliminate the impact of certain items that management does not consider to be indicative of the Company’s performance from period to period.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$1,229	$1,243	$1,092	$(3,261)
Add back
Increase (decrease) in accounts receivable	(876)	462	(922)	105
(Increase) decrease in accounts payable and accrued expenses	314	(81)	717	198
Other items, net	14	(339)	100	269
Tronox settlement payment	—	—	—	5,215
Certain nonoperating and other excluded items	(12)	—	168	26
Current taxes related to asset monetizations	—	88	—	316
Discretionary cash flow from operations	$669	$1,373	$1,155	$2,868
Less capital expenditures*	728	1,401	1,624	3,223
Free cash flow**	$(59)	$(28)	$(469)	$(355)

*
Includes Western Gas Partners, LP (WES) capital expenditures of $120 million for the quarter ended June 30, 2016, and $122 million for the quarter ended June 30, 2015, $260 million for the six months ended June 30, 2016, and $278 million for the six months ended June 30, 2015.

**	Free cash flow for the six months ended June 30, 2015, includes a $595 million current tax benefit associated with the Tronox settlement.

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	June 30, 2016
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$15,673	$2,960	$12,713
Less cash and cash equivalents	1,394	160	1,234
Net debt	$14,279	$2,800	$11,479

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$14,279	$11,479
Total equity		14,600	11,281
Adjusted capitalization		$28,879	$22,760

Net debt to adjusted capitalization ratio	49%	50%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2016	2015	2016	2015
Consolidated Statements of Income
Revenues and Other
Oil and condensate sales	$1,125	$1,616	$1,975	$3,035
Natural-gas sales	320	487	$686	1,128
Natural-gas liquids sales	235	229	413	461
Gathering, processing, and marketing sales	305	305	545	598
Gains (losses) on divestitures and other, net	(70)	(1)	(30)	(265)
Total	1,915	2,636	3,589	4,957
Costs and Expenses
Oil and gas operating	202	226	410	522
Oil and gas transportation	246	283	488	588
Exploration	76	103	202	1,186
Gathering, processing, and marketing	252	255	467	509
General and administrative	305	278	754	585
Depreciation, depletion, and amortization	984	1,214	2,133	2,470
Other taxes	157	151	274	333
Impairments	18	30	34	2,813
Other operating expense	7	6	23	69
Total	2,247	2,546	4,785	9,075
Operating Income (Loss)	(332)	90	(1,196)	(4,118)
Other (Income) Expense
Interest expense	217	201	437	417
Loss on early extinguishment of debt	124	—	124	—
(Gains) losses on derivatives, net	307	(311)	604	(159)
Other (income) expense, net	(55)	15	(55)	62
Tronox-related contingent loss	—	—	—	5
Total	593	(95)	1,110	325
Income (Loss) Before Income Taxes	(925)	185	(2,306)	(4,443)
Income tax expense (benefit)	(314)	77	(697)	(1,315)
Net Income (Loss)	(611)	108	(1,609)	(3,128)
Net income (loss) attributable to noncontrolling interests	81	47	117	79
Net Income (Loss) Attributable to Common Stockholders	$(692)	$61	$(1,726)	$(3,207)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(1.36)	$0.12	$(3.39)	$(6.32)
Net income (loss) attributable to common stockholders—diluted	$(1.36)	$0.12	$(3.39)	$(6.32)
Average Number of Common Shares Outstanding—Basic	510	508	510	507
Average Number of Common Shares Outstanding—Diluted	510	509	510	507

Exploration Expense
Dry hole expense	$(5)	$13	$6	$42
Impairments of unproved properties	15	18	39	998
Geological and geophysical expense	32	16	69	38
Exploration overhead and other	34	56	88	108
Total	$76	$103	$202	$1,186

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions	2016	2015	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$(611)	$108	$(1,609)	$(3,128)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	984	1,214	2,133	2,470
Deferred income taxes	(407)	11	(820)	(1,187)
Dry hole expense and impairments of unproved properties	10	31	45	1,040
Impairments	18	30	34	2,813
(Gains) losses on divestitures, net	104	91	102	425
Loss on early extinguishment of debt	124	—	124	—
Total (gains) losses on derivatives, net	311	(310)	610	(158)
Operating portion of net cash received (paid) in settlement of derivative instruments	60	81	165	172
Other	88	29	203	74
Changes in assets and liabilities
Tronox-related contingent liability	—	—	—	(5,210)
(Increase) decrease in accounts receivable	876	(462)	922	(105)
Increase (decrease) in accounts payable and accrued expenses	(314)	81	(717)	(198)
Other items, net	(14)	339	(100)	(269)
Net Cash Provided by (Used in) Operating Activities	$1,229	$1,243	$1,092	$(3,261)

Capital Expenditures	$728	$1,401	$1,624	$3,223

	June 30,	December 31,
millions	2016	2015
Condensed Balance Sheets
Cash and cash equivalents	$1,394	$939
Accounts receivable, net of allowance	1,500	2,469
Other current assets	318	573
Net properties and equipment	32,345	33,751
Other assets	2,239	2,268
Goodwill and other intangible assets	6,237	6,331
Total Assets	$44,033	$46,331
Short-term debt	32	32
Other current liabilities	3,212	4,148
Long-term debt	15,641	15,636
Deferred income taxes	4,686	5,400
Other long-term liabilities	5,862	5,658
Stockholders’ equity	11,281	12,819
Noncontrolling interests	3,319	2,638
Total Equity	$14,600	$15,457
Total Liabilities and Equity	$44,033	$46,331
Capitalization
Total debt	$15,673	$15,668
Total equity	14,600	15,457
Total	$30,273	$31,125

Capitalization Ratios
Total debt	52%	50%
Total equity	48%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil &			Oil &			Oil &
	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs	Condensate	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended June 30, 2016
United States	227	2,188	126	20	199	12	$40.25	$1.61	$19.42
Algeria	59	—	5	5	—	1	46.65	—	24.13
Other International	10	—	—	1	—	—	47.37	—	—
Total	296	2,188	131	26	199	13	$41.77	$1.61	$19.60

Quarter Ended June 30, 2015
United States	240	2,354	130	21	215	12	$54.14	$2.28	$17.98
Algeria	50	—	6	5	—	—	60.24	—	31.11
Other International	28	—	—	3	—	—	61.82	—	—
Total	318	2,354	136	29	215	12	$55.78	$2.28	$18.50

Six Months Ended June 30, 2016
United States	229	2,245	125	41	409	23	$34.07	$1.68	$17.24
Algeria	62	—	5	11	—	1	40.35	—	23.43
Other International	14	—	—	3	—	—	37.55	—	—
Total	305	2,245	130	55	409	24	$35.51	$1.68	$17.49

Six Months Ended June 30, 2015
United States	238	2,545	134	43	461	24	$49.23	$2.45	$17.63
Algeria	60	—	6	11	—	1	57.80	—	32.01
Other International	28	—	—	5	—	—	55.69	—	—
Total	326	2,545	140	59	461	25	$51.37	$2.45	$18.24

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended June 30, 2016	792		72
Quarter Ended June 30, 2015	846		77

Six Months Ended June 30, 2016	809		147
Six Months Ended June 30, 2015	890		161

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil & Condensate	Natural Gas	NGLs	Oil & Condensate	Natural Gas	NGLs
Quarter Ended June 30, 2016
United States	$830	$320	$223	$60	$2	$(2)
Algeria	252	—	12	—	—	—
Other International	43	—	—	—	—	—
Total	$1,125	$320	$235	$60	$2	$(2)

Quarter Ended June 30, 2015
United States	$1,181	$487	$213	$3	$77	$2
Algeria	277	—	16	—	—	—
Other International	158	—	—	—	—	—
Total	$1,616	$487	$229	$3	$77	$2

Six Months Ended June 30, 2016
United States	$1,421	$686	$390	$148	$15	$—
Algeria	458	—	23	—	—	—
Other International	96	—	—	—	—	—
Total	$1,975	$686	$413	$148	$15	$—

Six Months Ended June 30, 2015
United States	$2,121	$1,128	$426	$5	$150	$17
Algeria	629	—	35	—	—	—
Other International	285	—	—	—	—	—
Total	$3,035	$1,128	$461	$5	$150	$17

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 26, 2016

Note: Guidance excludes 2016 sales volumes associated with the East Chalk and Wamsutter divestitures.

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	68	—	70	277	—	281
Total Sales Volumes (MBOE/d)	739	—	761	757	—	768

Oil (MBbl/d)	301	—	307	303	—	308

United States	222	—	225	223	—	226
Algeria	62	—	64	63	—	64
Ghana	17	—	18	17	—	18

Natural Gas (MMcf/d)

United States	1,895	—	1,935	2,000	—	2,020

Natural Gas Liquids (MBbl/d)

United States	114	—	118	114	—	117
Algeria	5	—	7	5	—	7

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(6.70)	—	(2.20)	(6.90)	—	(2.50)

United States	(8.00)	—	(3.00)	(8.00)	—	(3.00)
Algeria	(3.00)	—	—	(4.00)	—	(1.00)
Ghana	(3.00)	—	—	(4.00)	—	(1.00)

Natural Gas ($/Mcf)

United States	(0.55)	—	(0.40)	(0.45)	—	(0.35)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 26, 2016

Note: Guidance excludes items affecting comparability.

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	20	—	40	120	—	140
Minerals and Other	35	—	55	155	—	175

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.15	—	3.30	3.05	—	3.25
Oil & Gas Transportation	3.20	—	3.40	3.25	—	3.45
Depreciation, Depletion, and Amortization	14.90	—	15.35	14.80	—	15.00
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative (excludes restructuring charges)	245	—	265	950	—	1,000
Other Operating Expense	25	—	35	75	—	85
Exploration Expense
Non-Cash	40	—	60	350	—	450
Cash	50	—	70	260	—	280
Interest Expense (net)	210	—	225	865	—	885
Other (Income) Expense (includes noncontrolling interest)	70	—	80	250	—	275

Taxes
Algeria (100% current)	60%	—	70%	65%	—	75%
Rest of Company (10% Current/90% Deferred for Q3 and Total Year)	35%	—	45%	30%	—	40%

Avg. Shares Outstanding (MM)
Basic	510	—	511	510	—	511
Diluted	510	—	511	511	—	512

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	650	—	750	2,600	—	2,800

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of July 26, 2016

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2016
WTI	65	$41.54	$53.08	$62.25
Brent	18	$47.22	$59.44	$69.47
	83	$42.77	$54.46	$63.82

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2017	682	$2.00	$2.75	$3.60

2018	250	$2.00	$2.75	$3.54

Interest-Rate Derivatives
As of July 26, 2016

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016 – 2026	Sept. 2016	5.910%	3M LIBOR
Swap	$50 Million	Sept. 2016 – 2046	Sept. 2016	6.290%	3M LIBOR
Swap	$500 Million	Sept. 2016 – 2046	Sept. 2018	6.559%	3M LIBOR
Swap	$300 Million	Sept. 2016 – 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$450 Million	Sept. 2017 – 2047	Sept. 2018	6.445%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2016				Quarter Ended March 31, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	162	2,125	110	626	166	2,138	125	647
Deepwater Gulf of Mexico	58	85	7	79	46	221	6	89
International and Alaska	93	—	6	99	107	—	7	114
Same-Store Sales	313	2,210	123	804	319	2,359	138	850
Divestitures*	2	93	5	23	16	379	5	84
Total	315	2,303	128	827	335	2,738	143	934

	Quarter Ended June 30, 2016				Quarter Ended June 30, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	157	2,033	116	612	172	1,889	117	604
Deepwater Gulf of Mexico	56	73	6	74	57	113	7	83
International and Alaska	81	—	5	86	87	—	6	93
Same-Store Sales	294	2,106	127	772	316	2,002	130	780
Divestitures*	2	82	4	20	2	352	6	66
Total	296	2,188	131	792	318	2,354	136	846

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	159	2,079	113	618	169	2,013	122	626
Deepwater Gulf of Mexico	57	78	7	77	51	167	7	86
International and Alaska	87	—	5	92	97	—	6	103
Same-Store Sales	303	2,157	125	787	317	2,180	135	815
Divestitures*	2	88	5	22	9	365	5	75
Total	305	2,245	130	809	326	2,545	140	890

*	Includes Wamsutter, East Chalk, EOR, Bossier, and Powder River Basin CBM.

Average Daily Sales Volumes
	Year Ended December 31, 2015
	Oil & Condensate MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	163	1,909	111	593
Deepwater Gulf of Mexico	53	152	7	85
International and Alaska	94	—	6	100
Same-Store Sales	310	2,061	124	778
Divestitures*	7	273	6	58
Total	317	2,334	130	836

*	Includes Wamsutter, East Chalk, EOR, Bossier, and Powder River Basin CBM.